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          SECURITIES AND EXCHANGE COMMISSION AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of Earliest Event Reported):
                     January 15, 1999 (December 31, 1998)
                     ------------------------------------

                        APPLIED VOICE RECOGNITION, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)


                    0-23607                      76-0513154
               ------------------------------------------------
               (Commission File                (IRS Employer
                    Number)                  Identification No.)


             4615 POST OAK PLACE, SUITE 111, HOUSTON, TEXAS 77027
              (Address of Principal Executive Offices) (Zip Code)


                                (713) 621-5678

             (Registrant's telephone number, including area code)


                                      N/A

         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.   Acquisition or Disposition of Assets

On December 31, 1998, Applied Voice Recognition, Inc., a Delaware corporation ("the Company"), through its wholly-owned subsidiary, AVRI Health Care Information Services, Inc., a Delaware corporation (the "Acquisition Sub"), acquired the assets of Linda R. Willhite Transcription ("LRW Transcription") a sole proprietorship owned by Linda R. Willhite.

LRW Transcription has been in business since November 1989, and specializes in providing transcription services to the healthcare industry in the Denver, Colorado metropolitan area. With offices in Arvada, Colorado LRW Transcription provides transcription services to over 15 clients.

Pursuant to the Asset Purchase Agreement (the "Agreement") the Company acquired certain assets owned by LRW Transcription including tangible personal property consisting of: equipment; computer hardware and software; furniture and fixtures; general intangibles; contracts; certain intellectual property; and certain business licenses. The total purchase price consisted of: (i) $75,000 in cash, including amounts paid by the Company to the creditors of LRW Transcription, (ii) and $150,000 of the Company's Series 2 Preferred Stock, par value $.10 per share (the "Preferred Stock"). The Preferred Stock will issue in three equal annual installments with a stated value of $50,000, each installment. These installments are payable on December 31, 1999, December 31, 2000 and December 31, 2001. In addition, the Company may issue additional Preferred Stock to LRW Transcription, if LRW Transcription meets or exceeds certain revenue targets, as set forth in the agreement, over the next three years with a stated value of up to $125,000.

The Preferred Stock carries an 8% cumulative dividend payable in cash or in additional shares of Preferred Stock at the Company's option. Dividends are payable quarterly and in arrears on the first day of each January, April, July and October commencing on January 1, 2000. Each share of the Preferred Stock when issued will be convertible, at any time, into a number of shares of Common Stock equal to (i) $100 per share of Preferred Stock being converted, plus any earned, but unpaid dividends, if any, divided by (ii) the greater of $1.00 per share or the average daily closing price of the Company's Common Stock for the thirty day
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period immediately preceding the effective date of any such conversion on the Over-The-Counter Bulletin Board. The Company has agreed to register such shares of Common Stock issued upon conversion of the Preferred Stock for resale under the Securities Act of 1933, as amended, at the expense of the Company. These shares of preferred stock are subject to automatic conversion if the Company undertakes an underwritten public offering with an aggregate market value of $10,000,000 or more. Any shares of the Preferred Stock may be redeemed, at the Company's option, after the third anniversary of the date of their issuance, at a redemption price of $100 per share plus any accrued but unpaid dividends. Except as otherwise required by the Delaware General Corporate Law, the holders of the Preferred Stock shall have no voting rights.
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Item 7.   Financial statements, pro forma financial information and exhibits

(a)  Financial Statements

None

(b)  Pro Forma Financial Statements

None

(c)  Exhibits

The following exhibits are filed with this report on Form 8-K:

2.1 Asset purchase agreement by and among the Company and LRW Transcription dated December 31, 1998

3.1  Series 2 Preferred Stock Certificate of Designation
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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      APPLIED VOICE RECOGNITION, INC.

January 15, 1999                      /s/ William T. Kennedy
                                      -------------------------------
                                      William T. Kennedy
                                      Chief Financial Officer and
                                      Assistant Secretary